As filed with the Securities and Exchange Commission on August 11, 2009      Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cypress Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	22-2389839 (I.R.S. Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices) (Zip code)
Cypress Bioscience, Inc. 2009 Equity Incentive Plan

(Full title of the plan)
Denise L. Wheeler
General Counsel
Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA 92121
(858) 452-2323
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Frederick T. Muto, Esq.
Matthew T. Browne, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	7,892,593 shares (2)	$8.73 (3)	$68,902,336.89 (3)	$3,844.75
Common Stock, par value $0.001 per share	107,407 shares (4)	$9.73 (5)	$1,045,070.11 (5)	$58.31
			TOTAL:	$3,903.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the Cypress Bioscience, Inc. 2009 Equity Incentive Plan (the “2009 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 7,892,593 shares of Common Stock authorized and reserved for future issuance under the 2009 EIP.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 4, 2009, as reported on The NASDAQ Global Market.

(4)	Represents 107,407 shares of Common Stock covered by stock options granted prior to the filing of this Registration Statement.

(5)	Pursuant to Rule 457(h)(1) of the Securities Act, the price per share and the aggregate offering price are based on the price at which the outstanding stock options may be exercised.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Cypress Bioscience, Inc. (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 16, 2009, including certain information incorporated therein by reference from the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2009.
     (b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, which were filed with the SEC on May 11, 2009 and August 10, 2009, respectively.
     (c) The Company’s Current Reports on Form 8-K filed with the SEC on January 15, 2009, January 20, 2009, March 9, 2009, April 14, 2009, April 21, 2009, May 6, 2009 and June 17, 2009.
     (d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 4, 1996, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.
     The Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and Fourth Amended and Restated Bylaws (the “Bylaws”) include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require the Company to indemnify its directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide the Company with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions of its Certificate and Bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.
     The Company has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions. The Company has an insurance policy covering the officers and directors of the Company with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number

4.1(1)	Second Amended and Restated Certificate of Incorporation of Cypress Bioscience, Inc.

4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.

4.3(2)	Fourth Amended and Restated Bylaws.

4.4(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(4)	Cypress Bioscience, Inc. 2009 Equity Incentive Plan.

(1)	Filed as Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 11, 2003, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2009,

and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-41225), and incorporated herein by reference.

(4)	Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2009, and incorporated herein by reference.
UNDERTAKINGS
1.	The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 30, 2009.

Cypress Bioscience, Inc.
By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D. and Sabrina Martucci Johnson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay D. Kranzler Jay D. Kranzler, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 30, 2009

/s/ Sabrina Martucci Johnson Sabrina Martucci Johnson	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2009

/s/ Roger L. Hawley Roger L. Hawley	Director	July 30, 2009

Amir H. Kalali, M.D.	Director

/s/ Jon W. McGarity Jon W. McGarity	Director	July 31, 2009

/s/ Jean-Pierre Millon Jean-Pierre Millon	Director	July 31, 2009

Signature	Title	Date

/s/ Perry B. Molinoff Perry B. Molinoff, M.D.	Director	July 31, 2009

/s/ Tina S. Nova Tina S. Nova, Ph.D.	Director	July 31, 2009

/s/ Daniel H. Petree Daniel H. Petree	Director	July 30, 2009

EXHIBIT INDEX

Exhibit
Number

4.1(1)	Second Amended and Restated Certificate of Incorporation of Cypress Bioscience, Inc.

4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.

4.3(2)	Fourth Amended and Restated Bylaws.

4.4(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(4)	Cypress Bioscience, Inc. 2009 Equity Incentive Plan.

(1)	Filed as Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 11, 2003, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2009, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-41225), and incorporated herein by reference.

(4)	Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2009, and incorporated herein by reference.